CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Vanessa Avila, President, Chief Executive Officer and Chief Financial Officer of Tortuga Mexican Imports Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Tortuga Mexican Imports Inc. Inc. for the interim period ended February 28, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tortuga Mexican Imports Inc.

Dated: April 13, 2005

/s/ Vanessa Avila

Vanessa Avila

President, Chief Executive Officer (Principal Executive Officer) Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)